                                                                        Exhibit (n)(17)

IVY FUNDS

PLAN PURSUANT TO RULE 18F-3
UNDER THE
INVESTMENT COMPANY ACT OF 1940
(As Amended and Restated on November 29, 2006

I.         INTRODUCTION

         In accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), this Plan describes the multi-class structure that will apply to certain series of Ivy Funds (each a "Fund" and, collectively, the "Funds"), including the separate class arrangements for the service and distribution of shares, the method for allocating the expenses and income of each Fund among its classes, and any related exchange privileges and conversion features that apply to the different classes.

II.         THE MULTI-CLASS STRUCTURE

         Each of the following Funds is authorized to issue Class A, Class B, Class C, Class E, and Class Y shares: Ivy Balanced Fund, Ivy Bond Fund, Ivy Cundill Global Value Fund, Ivy Dividend Income Fund, Ivy European Opportunities Fund, Ivy Global Natural Resources Fund, Ivy International Balanced Fund, Ivy International Growth Fund, Ivy International Core Equity Fund, Ivy Mortgage Securities Fund, Ivy Pacific Opportunities Fund, Ivy Real Estate Securities Fund, Ivy Small Cap Value Fund and Ivy Value Fund. Ivy Cundill Global Value Fund, Ivy International Growth Fund and Ivy International Core Equity Fund are also authorized to issue an additional class of shares identified as Class II. Ivy Global Natural Resources Fund, Ivy Cundill Global Value Fund, Ivy Pacific Opportunities Fund, Ivy International Core Equity Fund, Ivy International Growth Fund and Ivy European Opportunities Fund are authorized to issue Advisor Class shares. Ivy Global Natural Resources Fund and Ivy Real Estate Securities Fund are also authorized to issue an additional class of shares identified as Class R.

         Shares of each class of a Fund represent an equal pro rata interest in the underlying assets of that Fund, and generally have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class shall have a different designation; (b) each class shall bear certain class-specific expenses, as described more fully in Section III.C.2., below; (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement; and (d) each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. Each class of shares shall also have the distinct features described in Section III, below.

III.         CLASS ARRANGEMENTS

A.         FRONT-END SALES CHARGES AND CONTINGENT DEFERRED

         SALES CHARGES

         Class A shares shall be offered at net asset value plus a front-end sales charge. The front-end sales charge shall be in such amount as is disclosed in each Fund's current prospectus and shall be subject to reductions for larger purchases and such waivers or reductions as are determined or approved by the Board of Trustees. Class A shares generally will not be subject to a contingent deferred sales charge (a "CDSC"), although a CDSC may be imposed in certain limited cases as disclosed in each Fund's current prospectus or prospectus supplement.

         Class B and Class C shares shall be offered at net asset value without the imposition of a front-end sales charge. A CDSC in such amount as is described in each Fund's current prospectus or prospectus supplement shall be imposed on Class B and Class C shares, subject to such waivers or reductions as are determined or approved by the Board of Trustees.

         Class E shares shall be offered at net asset value plus a front-end sales charge. The front-end sales charge shall be in such amount as is disclosed in each Fund's current prospectus and shall be subject to reductions for larger purchases and such waivers or reductions as are determined or approved by the Board of Trustees. Class E shares generally will not be subject to a CDSC, although a CDSC may be imposed in certain limited cases as disclosed in each Fund's current prospectus or prospectus supplement.

         Advisor Class, Class II, Class R and Class Y shares are not subject to a front-end sales charge or a CDSC.

         B.         RULE 12B-1 PLANS

         Each Fund has adopted a service and distribution plan pursuant to Rule 12b-1 under the 1940 Act (a "12b-1 plan") under which it pays to Ivy Funds Distributor, Inc. (the "Distributor") an annual fee based on the average daily net asset value of the Fund's outstanding Class A, Class B, Class C, Class E and Class Y shares, respectively. Each Fund that offers Class R shares has adopted a 12b-1 plan under which it pays to the Distributor an annual fee based on the average daily net asset value of the Fund's outstanding Class R shares. Advisor Class and Class II shares are not subject to Rule 12b-1 service or distribution fee. The maximum fees currently charged to each Fund under its 12b-1 plan are set forth in the table below, and are expressed as a percentage of the Fund's average daily net assets. Fees for services in connection with the Rule 12b-1 plans will be consistent with any applicable restriction imposed by the National Association of Securities Dealers, Inc.

         Each Fund pays the Distributor at the annual rate of up to 0.25% of the average daily net asset value attributable to its Class A, Class B, Class C, Class E, Class R and Class Y shares, respectively. In addition, each Fund pays the Distributor a fee for other distribution services at the annual rate of 0.75% of the Fund's average daily net assets attributable to its Class B and Class C shares, and 0.25% of the Fund's average daily net assets attributable to its Class R shares. The services that the Distributor provides in connection with each Rule 12b-1 plan for which service fees are paid include, among other things, advising clients or customers regarding the purchase, sale or retention of a Fund's Class A, Class B, Class C, Class E, Class R or Class Y shares, answering routine inquiries concerning the Fund, assisting shareholders in changing options or enrolling in specific plans and providing shareholders with information regarding the Fund and related developments.

         The other distribution services provided by the Distributor in connection with each Fund's Rule 12b-1 plan include any activities primarily intended to result in the sale of the Fund's Class B, Class C, Class R and Class Y shares. For such distribution services, the Distributor is paid for, among other things, compensation to broker-dealers and other entities that have entered into agreements with the Distributor; bonuses and other incentives paid to broker-dealers or such other entities; compensation to and expenses of employees of the Distributor who engage in or support distribution of a Fund's Class B or Class C shares; telephone expenses; interest expense (only to the extent not prohibited by a regulation or order of the SEC); printing of prospectuses and reports for other than existing shareholders; and preparation, printing and distribution of sales literature and advertising materials.

RULE 12b-1 FEES

FUND NAME	CLASS A and CLASS E SHARES (SERVICE AND DISTRIBUTION FEES)	CLASS B and CLASS C SHARES (SERVICE AND (DISTRIBUTION FEES)	CLASS R SHARES (SERVICE AND DISTRIBUTION FEES)	CLASS Y SHARES (SERVICE AND DISTRIBUTION FEES)
Ivy Balanced Fund	0.25%	1.00%		0.25%
Ivy Bond Fund	0.25%	1.00%		0.25%
Ivy Cundill Global Value Fund	0.25%	1.00%		0.25%
Ivy European Opportunities Fund	0.25%	1.00%		0.25%
Ivy Global Natural Resources Fund	0.25%	1.00%	0.50%	0.25%
Ivy International Balanced Fund	0.25%	1.00%		0.25%
Ivy International Growth Fund	0.25%	1.00%		0.25%
Ivy International Core Equity Fund	0.25%	1.00%		0.25%
Ivy Mortgage Securities Fund	0.25%	1.00%		0.25%
Ivy Pacific Opportunities Fund	0.25%	1.00%		0.25%
Ivy Real Estate Securities Fund	0.25%	1.00%	0.50%	0.25%
Ivy Small Cap Value Fund	0.25%	1.00%		0.25%
Ivy Value Fund	0.25%	1.00%		0.25%

         C.         ALLOCATION OF EXPENSES AND INCOME

                  1.         "TRUST" AND "FUND" EXPENSES

         The gross income, realized and unrealized capital gains and losses and expenses (other than "Class Expenses," as defined below) of each Fund shall be allocated to each class on the basis of its net asset value relative to the net asset value of the Fund. Expenses so allocated include expenses of Ivy Funds that are not attributable to a particular Fund or class of a Fund ("Trust Expenses") and expenses of a Fund not attributable to a particular class of the Fund ("Fund Expenses"). Trust Expenses include, but are not limited to, Trustees' fees and expenses; insurance costs; certain legal fees; expenses related to shareholder reports; and printing expenses. Fund Expenses include, but are not limited to, certain registration fees (i.e., state registration fees imposed on a Fund-wide basis and SEC registration fees); custodial fees; transfer agent fees; advisory fees; fees related to the preparation of separate documents of a particular Fund, such as a separate prospectus; and other expenses relating to the management of the Fund's assets.

                  2.         "CLASS" EXPENSES

         The types of expenses attributable to a particular class ("Class Expenses") include: (a) payments pursuant to the Rule 12b-1 plan for that class, if the class has a Rule 12b-1 plan; (b) transfer agent fees attributable to a particular class; (c) printing and postage expenses related to preparing and distributing shareholder reports, prospectuses and proxy materials; (d) registration fees (other than those set forth in Section C.1. above); (e) the expense of administrative personnel and services as required to support the shareholders of a particular class; (f) litigation or other legal expenses relating solely to a particular class; (g) Trustees' fees incurred as a result of issues relating to a particular class; and (h) the expense of holding meetings solely for shareholders of a particular class. Expenses described in subpart (a) of this paragraph must be allocated to the class for which they are incurred. All other expenses described in this paragraph may (but need not) be allocated as Class Expenses, but only if Ivy Funds' Board of Trustees determines, or Ivy Funds' President, Secretary and Treasurer have determined, subject to ratification by the Board of Trustees, that the allocation of such expenses by class is consistent with applicable legal principles under the 1940 Act and the Internal Revenue Code of 1986, as amended.

         In the event that a particular expense is no longer reasonably allocable by class or to a particular class, it shall be treated as a Trust Expense or Fund Expense, and in the event a Trust Expense or Fund Expense becomes reasonably allocable as a Class Expense, it shall be so allocated, subject to compliance with Rule 18f-3 and to approval or ratification by the Board of Trustees.

                  3.         WAIVERS OR REIMBURSEMENTS OF EXPENSES

         Expenses may be waived or reimbursed by any adviser to Ivy Funds, by Ivy Funds' underwriter or any other provider of services to Ivy Funds without the prior approval of Ivy Funds' Board of Trustees.

         D.         EXCHANGE PRIVILEGES

         Shareholders of each Fund have exchange privileges with the other Funds and with funds in Ivy Funds, Inc. Other exchange privileges, not described herein, exist under certain other circumstances, as described in each Fund's current prospectus or prospectus supplement.

                  1.         CLASS A:

         INITIAL SALES CHARGE SHARES. Class A shareholders may exchange their Class A shares ("outstanding Class A shares") for Class A shares of another Fund (or for shares of another Fund that currently offers only a single class of shares) ("new Class A Shares") on the basis of the relative net asset value per Class A share, plus an amount equal to the difference, if any, between the sales charge previously paid on the outstanding Class A shares and the sales charge payable at the time of the exchange on the new Class A shares. Incremental sales charges are waived for outstanding Class A shares that have been invested for 12 months or longer.

         CONTINGENT DEFERRED SALES CHARGE SHARES. Class A shareholders may exchange their Class A shares subject to a contingent deferred sales charge ("CDSC"), as described in the Prospectus ("outstanding Class A shares"), for Class A shares of another Fund (or for shares of another Fund that currently offers only a single class of shares) ("new Class A shares") on the basis of the relative net asset value per Class A share, without the payment of a CDSC that would otherwise be due upon the redemption of the outstanding Class A shares. Class A shareholders of a Fund exercising the exchange privilege will continue to be subject to the Fund's CDSC schedule (or period) following an exchange, unless the CDSC schedule that applies to the new Class A shares is higher (or such period is longer) than the CDSC schedule (or period), if any, applicable to the outstanding Class A shares, in which case the schedule (or period) of the Fund into which the exchange is made shall apply.

                  2.         CLASS B AND CLASS C:

         Shareholders may exchange their Class B or Class C shares ("outstanding Class B shares" or "outstanding Class C shares," respectively) for the same class of shares of another Fund ("new Class B shares" or "new Class C shares," respectively) on the basis of the net asset value per Class B or Class C share, as the case may be, without the payment of any CDSC that would otherwise be due upon the redemption of the outstanding Class B or Class C shares. Class B and Class C shareholders of a Fund exercising the exchange privilege will continue to be subject to the Fund's CDSC schedule (or period) following an exchange, unless, in the case of Class B shareholders, the CDSC schedule that applies to the new Class B shares is higher (or such period is longer) than the CDSC schedule (or period) applicable to the outstanding Class B shares, in which case the schedule (or period) of the Fund into which the exchange is made shall apply.

3.         ADVISOR CLASS AND CLASS II:

         Advisor Class and Class II shareholders may exchange their outstanding Advisor Class or Class II shares for Class Y shares of another Fund on the basis of the net asset value per Advisor Class or Class II share, as the case may be.

4.         CLASS E:

         INITIAL SALES CHARGE SHARES. Class E shareholders may exchange their Class E shares ("outstanding Class E shares") for Class E shares of another Fund (or for shares of another Fund that currently offers only a single class of shares) ("new Class E Shares") on the basis of the relative net asset value per Class E share, plus an amount equal to the difference, if any, between the sales charge previously paid on the outstanding Class E shares and the sales charge payable at the time of the exchange on the new Class E shares. Incremental sales charges are waived for outstanding Class E shares that have been invested for 12 months or longer.

         CONTINGENT DEFERRED SALES CHARGE SHARES. Class E shareholders may exchange their Class E shares subject to a CDSC, as described in the Prospectus ("outstanding Class E shares"), for Class E shares of another Fund ("new Class E shares") on the basis of the relative net asset value per Class E share, without the payment of a CDSC that would otherwise be due upon the redemption of the outstanding Class E shares. Class E shareholders of a Fund exercising the exchange privilege will continue to be subject to the Fund's CDSC schedule (or period) following an exchange, unless the CDSC schedule that applies to the new Class E shares is higher (or such period is longer) than the CDSC schedule (or period), if any, applicable to the outstanding Class E shares, in which case the schedule (or period) of the Fund into which the exchange is made shall apply.

5.         CLASS R:

         Class R shareholders may exchange their outstanding shares for Class R shares of Ivy Global Natural Resources Fund, Ivy Real Estate Securities Fund, Ivy Large Cap Growth Fund, Ivy Mid Cap Growth Fund, Ivy Small Cap Growth Fund and Ivy Science and Technology Fund on the basis of the net asset value per share.

5.         CLASS Y:

         Class Y shareholders may exchange their outstanding shares for Class Y shares of another Fund, or for Class A shares of Ivy Money Market Fund, on the basis of the net asset value per share. In addition, Class Y shareholders who are not eligible to acquire such Class Y shares may exchange their outstanding shares for Class A shares of another Fund on the basis of the net asset value per Class A share.

6.         GENERAL:

         Shares resulting from the reinvestment of dividends and other distributions will not be charged an initial sales charge or CDSC when exchanged into another Fund.

         With respect to Fund shares subject to a CDSC, if less than all of an investment is exchanged out of the Fund, the shares exchanged will reflect, pro rata, the cost, capital appreciation and/or reinvestment of distributions of the original investment as well as the original purchase date, for purposes of calculating any CDSC for future redemptions of the exchanged shares.

         E.         CONVERSION FEATURE

         Class B shares of a Fund convert automatically to Class A shares of the Fund as of the close of business on the first business day after the last calendar day of the month in which the eighth anniversary of the purchase date of the Class B shares occurs. The conversion will be based on the relative net asset values per share of the two classes, without the imposition of any sales load, fee or other charge. For purposes of calculating the eight year holding period, the "purchase date" shall mean the date on which the Class B shares were initially purchased, regardless of whether the Class B shares that are subject to the conversion were obtained through an exchange (or series of exchanges) from a different Fund. For purposes of conversion of Class B shares, Class B shares acquired through the reinvestment of dividends and capital gain distributions paid in respect of Class B shares will be held in a separate sub-account. Each time any Class B shares in the shareholder's regular account (other than those shares in the sub-account) convert to Class A shares, a pro rata portion of the Class B shares in the sub-account will also convert to Class A shares. The portion will be determined by the ratio that the shareholder's Class B shares converting to Class A shares bears to the shareholder's total Class B shares not acquired through the reinvestment of dividends and capital gain distributions.

         F.         REDEMPTION FEES

         Redemptions and exchanges of shares of each Fund shall be subject to redemption fees in such amounts and subject to any waivers or reductions as are determined or approved by the Board of Trustees and disclosed in each Fund's current prospectus and statement of additional information.

IV.         BOARD REVIEW

         A.         INITIAL APPROVAL

         The Board of Trustees of Ivy Funds, including a majority of the Trustees who are not interested persons of Ivy Funds, as defined under the 1940 Act (the "Independent Trustees"), at a meeting held on December 1-2, 1995, initially approved this Plan based on a determination that the Plan, including the expense allocation, is in the best interests of each class of shares of each Fund individually and Ivy Funds as a whole. The Plan, as initially approved, pertained only to the Class A and Class B shares of the Funds, and the Class I shares of Ivy Bond Fund and Ivy International Fund. The Plan was amended and restated on April 30, 1996 to reflect the establishment and designation of Class C shares of the Funds. The Plan was further amended and restated on June 8, 1996 to reflect the establishment and designation of Ivy Global Science and Technology Fund. The Plan was further amended and restated on December 7, 1996 to reflect the establishment and designation of Ivy Global Natural Resources Fund, Ivy Asia Pacific Fund and Ivy International Small Companies Fund. The Plan was further amended and restated on February 8, 1997 to reflect the establishment and designation of Ivy Pan-Europe Fund. The Plan was further amended and restated on April 30, 1997 to reflect the establishment and designation of Ivy International Fund II. The Plan was further amended and restated on December 6, 1997 to reflect the establishment and designation of the Fund's Advisor Class of shares. The Plan was further amended and restated on February 7, 1998 to reflect the redesignation of Ivy International Bond Fund as Ivy High Yield Fund. The Plan was further amended and restated on September 19, 1998 to reflect the redesignation of Ivy US Blue Chip Fund. The Plan was further amended and restated on February 6, 1999 to reflect the establishment and designation of Ivy European Opportunities Fund and Ivy International Strategic Bond Fund. The Plan was further amended and restated on February 4, 2000 to reflect the establishment and designation of Ivy Cundill Global Value Fund. The Plan was further amended and restated as of the date set forth on the first page hereof to reflect the establishment and designation of Ivy Next Wave Internet Fund. The Plan was further amended and restated on December 8, 2000 to reflect the redesignation of Ivy Next Wave Internet Fund as Ivy International Growth Fund. The Plan was further amended on January 21, 2003 to add Class Y shares to Ivy Global Natural Resources Fund, Ivy Cundill Global Value Fund, Ivy Pacific Opportunities Fund, Ivy International Value Fund, Ivy International Fund and Ivy European Opportunities Fund. The Plan was further amended effective July 1, 2003, to reflect the abolition of Ivy Bond Fund, Ivy Developing Markets Fund, Ivy Global Fund, Ivy Global Science & Technology Fund, Ivy Growth Fund, Ivy International Small Companies Fund, Ivy US Blue Chip Fund and Ivy US Emerging Growth Fund, the establishment and designation of Ivy Dividend Income Fund and the redesignation of Ivy Money Market Fund as Ivy Cash Reserves Fund and for certain other changes. The Plan was further amended on October 10, 2003 to reflect the establishment and designation of Ivy Balanced Fund, Ivy Bond Fund, Ivy International Balanced Fund, Ivy Mortgage Securities Fund, Ivy Real Estate Securities Fund, Ivy Small Cap Value Fund and Ivy Value Fund. The Plan was further amended on November 16, 2005 to add Class R shares to Ivy Global Natural Resources Fund and Ivy Real Estate Securities Fund. The Plan was further amended on November 29, 2006 to reflect the abolition of Ivy Cash Reserves Fund, to reflect the name change of Class I shares to Class II shares, and to add Class E shares to each currently existing Fund.

         B.         APPROVAL OF AMENDMENTS

Before any material amendments to this Plan, Ivy Funds' Board of Trustees, including a majority of the Independent Trustees, must find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating Class and/or Fund Expenses), is in the best interests of each class of shares of each Fund individually and Ivy Funds as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Trustees of Ivy Funds shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan. Such information shall address the issue of whether any waivers or reimbursements of advisory or administrative fees could be considered a cross-subsidization of one class by another, and other potential conflicts of interest between classes.

         C.         PERIODIC REVIEW

The Board of Trustees of Ivy Funds shall review the Plan as frequently as it deems necessary, consistent with applicable legal requirements.

V.         EFFECTIVE DATE

The Plan first became effective as of January 1, 1996.